As filed with the Securities and Exchange Commission on September 20, 2010

Registration No. 333-118354

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________

RIT TECHNOLOGIES LTD.
(Exact name of registrant as specified in its charter)

N/A
(Translation of registrant’s name into English)

Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
_________________
RiT Technologies Ltd.
24 Raoul Wallenberg Street
Tel Aviv 69719, Israel
Tel: +972-3-645-5151
(Address and telephone number of registrant’s principal executive offices)
_________________

RiT Technologies, Inc.
900 Corporate Drive, Mahwah, NJ 07430
Tel:  (201) 512-1970
(Name, address and telephone number of agent for service)
_________________

Copies to:

Ido Zemach, Adv. Goldfarb, Levy, Eran, Meiri, Tzafrir & Co. 2 Weizmann Street Tel Aviv 64239, Israel Tel: +972-3-608-9999 Fax: +972-3-608-9909

Approximate date of commencement of proposed sale to the public: Not applicable.
_________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ________

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

This Post−Effective Amendment No. 1 to Form F-3 shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

We are filing this Post-Effective Amendment No.1 to our registration statement on Form F-3 (File No. 333-118354) (the "Registration Statement"), to deregister the securities remaining unsold under the Registration Statement. The offering contemplated by the Registration Statement has terminated by virtue of the expiration of our contractual obligations to maintain the effectiveness of the Registration Statement. Therefore, pursuant to the undertaking set forth in Item 10(a)(3) of the Form F-3, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all of the shares which remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, in the State of Israel, on September 15, 2010.

RIT TECHNOLOGIES LTD.

By:	/s/ Eran Ayzik
Name: Eran Ayzik
Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 has been signed by the following persons, in the capacities and on the dates indicated.

/S/ Eran Ayzik	September 15, 2010
Eran Ayzik
President and Chief Executive Officer
(Principal Executive Officer)

/S/ Moti Antebi	September 15, 2010
Moti Antebi
Chief Financial Officer
(Principal Financial and Accounting Officer)

/S/ Sergey Anisimov	September 19, 2010
Sergey Anisimov
Chairman of the Board of Directors

/S/ Boris Granovsky	September 16, 2010
Boris Granovsky
Director

/S/ Israel Frieder	September 16, 2010
Israel Frieder
Director

/S/ Roman Govorov	September 20, 2010
Roman Govorov
Director

/S/ Galia Druker	September 19, 2010
Galia Druker
Director

Authorized Representative in the United States:

RiT Technologies, Inc.

By: /S/ Timothy A. Bartell	September 20, 2010
Name: Timothy A. Bartell
Title: General Manager